Exhibit 31.1

SECTION 302 CERTIFICATION PURSUANT TO

RULE 13a-14 AND 15d-14 UNDER

THE SECURITIES ACT OF 1934, AS AMENDED

I, Richard J. Lampen, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Ladenburg Thalmann Financial Services Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2012

By:	/s/ Richard J. Lampen
Name: Richard J. Lampen
Title: President and Chief Executive Officer